Exhibit 99.1

MEDL MOBILE, INC.
AUDITED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND
FOR THE PERIOD FROM INCEPTION
(MARCH 4, 2009)
TO
DECEMBER 31, 2009

MEDL MOBILE, INC.
INDEX TO FINANCIAL STATEMENTS

Financial Statements:
Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2010 and 2009
Statements of Operations For the Year Ended December 31, 2010 and Period March 4, 2009 (Inception) through December 31, 2009
Statements of Changes in Stockholders’ Equity (Deficit) For the Year Ended December 31, 2010 and Period March 4, 2009 (Inception) through December 31, 2009
Statements of Cash Flows For the Year Ended December 31, 2010 and Period March 4, 2009 (Inception) through December 31, 2009
Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Stockholder
MEDL Mobile, Inc.

We have audited the accompanying balance sheets of MEDL Mobile, Inc. (the "Company") as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2010 and period March 4, 2009 (Inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MEDL Mobile, Inc. as of December 31, 2010 and 2009, and the results of its statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2010 and period March 4, 2009 (Inception) through December 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/KBL, LLP
New York, NY
June 21, 2011

MEDL MOBILE, INC.
BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009

ASSETS

Current assets:
Cash	$40,682	$42,258
Accounts receivable	40,622	-
Total current assets	81,304	42,258

Office equipment, net of depreciation	6,417	-

Other asset:
Security deposit	7,257	-
Total other asset	7,257	-

Total assets	$94,978	$42,258

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$6,972	$14,550
Shareholder loans	40,534	99,284
Total liabilities	47,506	113,834

Stockholders' Equity (Deficit):
Common stock, $.01 par value, 7,500,000 shares
authorized: 7,401,500 issued and outstanding
at December 31, 2010 and December 31, 2009	74,015	74,015
Additional paid-in capital	28,485	28,485
Accumulated deficit	(55,028)	(174,076)
Total stockholders' equity (deficit)	47,472	(71,576)

Total liabilities and stockholders' equity (deficit)	$94,978	$42,258

The accompanying notes are an integral part of these financial statements.

MEDL MOBILE, INC.
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND
FOR THE PERIOD MARCH 4, 2009 (INCEPTION)
THROUGH DECEMBER 31, 2009

		March 4, 2009
	Year ended	(Inception) through
	December 31, 2010	December 31, 2009

Revenues:	$823,018	$83,503

Cost of goods sold:	472,078	114,373

Gross profit (loss)	350,940	(30,870)

Expenses:
Selling, general & administrative expenses	231,892	143,206
Total expenses	231,892	143,206

Net income (loss)	$119,048	$(174,076)

Basic weighted average number of common
shares outstanding	7,401,500	2,275,159

Diluted weighted average number of common
shares outstanding	7,401,500	2,275,159

Basic net earnings (loss) per share	$0.02	$(0.08)

Diluted net earnings (loss) per share	$0.02	$(0.08)

The accompanying notes are an integral part of these financial statements.

	MEDL MOBILE, INC.
	STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
	FOR THE YEAR ENDED DECEMBER 31, 2010 AND
	PERIOD ENDED MARCH 4, 2009 (INCEPTION) THROUGH DECEMBER 31, 2009

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at March 4, 2009	-	$-	$-	$-	$-

Shares issued to founders for services	1,000	10	990	-	1,000

Forward stock split at 7,300 to 1	7,299,000	72,990	(72,990)	-	-

Proceeds from issuance of Common Stock	101,500	1,015	100,485	-	101,500

Net loss for the period ended December 31, 2009				(174,076)	(174,076)

Balance at December 31, 2009	7,401,500	74,015	28,485	(174,076)	(71,576)

Net profit for the year ended December 31, 2010				119,048	119,048

Balance at December 31, 2010	7,401,500	$74,015	$28,485	$(55,028)	$47,472

The accompanying notes are an integral part of these financial statements.

MEDL MOBILE
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND
FOR THE PERIOD MARCH 4, 2009 (INCEPTION)
THROUGH DECEMBER 31, 2009

		March 4, 2009
	Year Ended	(Inception) through
	December 31, 2010	December 31, 2009

Cash flows from operating activities:
Net income (loss)	$119,048	$(174,076)
Depreciation	1,283	-
(Increase) in accounts receivable	(40,622)	-
(Increase) in deposits	(7,257)	-
(Decrease) increase in accounts payable	(7,578)	14,550
Net cash provided by (used in) operating activities	64,874	(159,526)

Cash flows from investing activities:
Purchase of office equipment and vehicle	(7,700)	-
Net cash (used in) investing activities	(7,700)	-

Cash flows from financing activities:
(Decrease) increase in shareholder loans	(58,750)	99,284
Proceeds from issuance of Common Stock	-	102,500
Net cash (used in) provided by financing activities	(58,750)	201,784

Net (decrease) increase in cash	(1,576)	42,258

Cash at beginning of period	42,258	-

Cash at end of period	$40,682	$42,258

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during year for interest:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

MEDL Mobile, Inc. (the “Company”) was incorporated as MEDL Mobile, Inc. in the state of California on March 4, 2009 to generate revenues in the then just emerging category of mobile applications (“Apps”).  The Company issued 1,000 shares of Common Stock, at $0.01 par value to Andrew Maltin and David Swartz, the founders of the Company.

On September 30, 2009, the Company changed its article of incorporation and increased its authorized shares from 1,000 to 7,500,000 and kept the same par value of $0.01.

On October 1, 2009, the Company’s Board of Directors unanimously adopted and the consenting stockholders approved a resolution effectuating a forward stock split of common shares at a ratio of 7,300-for-1.

On November 1, 2009, the Company through a private offering sold 101,500 common shares at $1.00 per share totaling $101,500 from four investors.

The Company is now primarily engaged in the monetization of mobile applications via four distinct, complimentary and revenue generating platforms:

1.	Custom Mobile Strategy and Development – High quality customized solutions for major companies such as Kaiser Permanente, Medtronic, Monster.com, The New York Times Company and Teleflora.

2.
Partnership and Incubation – The Company works with third-party partners such as Chrisitiano Ronaldo, Walter Foster Publishing and Iowa State University to co-develop and co-monetize high value IP.  The Company has also aggregated more than 75,000 original App concept submissions which the Company wholly owns.

3.
Aggregation and Recommendation:  The Company acquires Apps from other developers and uses a proprietary API (Application Programming Interface) to make intelligent App recommendations for the Company’s user base.  There are currently approximately 1,500,000 users of the Company’s Apps.

4.
Advertising and Sponsorship – The Company sells advertising and sponsorship opportunities directly to brands such as Universal Pictures and via mobile advertising networks such as JumpTap, Admob, iAd and Jojiva.

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Effective December 31, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less to be cash equivalents.

Office equipment

Office equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Repairs and maintenance costs are expensed as incurred.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Management has determined that no allowance for doubtful accounts at December 31, 2010 is required.

Accounts receivable will generally be due within 30 to 45 days and collateral is not required.

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future, the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company, with the consent of its stockholders, has elected to be an S Corporation under the provisions of the Internal Revenue Code.  Instead of paying corporate income taxes, the stockholders of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal income taxes has been included in these financial statements.  However, the Company is subject to state corporate taxes.

Revenue Recognition

Recurring revenues are earned on a monthly basis and include software application license and support fees as well as Apps hosting fees. Monthly recurring fees is billed in advance and the revenue is recognized in the month in which the fees are applicable.

Nonrecurring revenues from implementation fees for new client installation and consulting and training fees for existing clients are recognized as the services are performed. Nonrecurring revenues related to perpetual license sale with multiple elements are recognized in accordance with the guidance on software revenue recognition. When the arrangement with a customer includes significant production, modification, or customization of the software, we recognize the related revenue using the percentage-of-completion method in accordance with the accounting guidance for construction-type and certain production-type contracts.

For multi-element arrangements that include tangible products containing software essential to the tangible product’s functionality and undelivered software elements relating to the tangible product’s essential software, the Company allocates revenue to all deliverables based on their relative selling prices. In such circumstances, the Company uses a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”) and (iii) best estimate of the selling price (“ESP”). VSOE generally exists only when the Company sells the deliverable separately and is the price actually charged by the Company for that deliverable. ESPs reflect the Company’s best estimates of what the selling prices of elements would be if they were sold regularly on a stand-alone basis.

The Company receives a deposit of up to fifty (50%) percent of the proposed project contract at the time that the contract is signed.  Significant work has been done by the Company at this time and the deposit is non-refundable and therefore is recognized as revenue to the Company.  Another twenty five (25%) percent of the contract is billable per stated terms of the contract and revenue is recognized at that time.  Upon completion of the project to the client the remaining twenty five (25%) percent is billed to the client and recognized as revenue to the Company.  Apps projects are delivered within several months.

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

The Company expenses its research and development in the periods incurred.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 Website Development Costs.  All costs incurred in the planning stage are expensed as incurred.  Costs incurred in the website application and infrastructure development stage are accounted for in accordance with ASC 350-50, which requires the capitalization of certain costs that meet specific criteria.  Costs incurred in the day to day operation of the operation of the website are expensed as incurred.

Net Earnings (Loss) Per Share of Common Stock

Basic net earnings (loss) per share is computed using the weighted average number of shares of common stock outstanding for the period end. The net income (loss) for the period end is divided by the weighted average number of shares outstanding for that period to arrive a net earnings (loss) per share.

Diluted net earnings (loss) per share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock.

Uncertainty in Income Taxes

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 and they evaluate their tax positions on an annual basis, and have determined that as of December 31, 2010, no additional accrual for income taxes is necessary.

Advertising

Advertising costs are expensed when incurred. Advertising for the year and period ended December 31, 2010 and 2009 was $21,479 and $0, respectively.

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement.

Effective December 31, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

In April 2008, the FASB issued ASC 350, Determination of the Useful Life of Intangible Assets. The guidance in ASC 350 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact its financial position, results of operations or cash flows.

Effective December 31, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820)- Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. Adoption of ASU 2010-06 did not have a material impact on the Company's financial statements.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This update addresses both the interaction of the requirements of Topic 855, Subsequent Events with the SEC’s reporting requirements and the intended breadth of the reissuance disclosures provision related to subsequent events (paragraph 855-10-50-4). The amendments in this update have the potential to change reporting by both private and public entities, however, the nature of the change may vary depending on facts and circumstances. Adoption of ASU 2010-09 did not have a material impact on the Company’s results of operations or financial condition.

In April 2010, the FASB issued ASC Update No. 2010-17, Milestone Method of Revenue Recognition ("ASU 2010-17").  ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions.  ASU 2010-17 is effective for interim and annual reporting periods beginning after June 15, 2010, with early adoption permitted.  The adoption of this standard will not have a material impact on our financial position or results of operations.

Other ASU’s have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 3-                      OFFICE EQUIPMENT

Office equipment are made up of the following as of December 31, 2010 and 2009:

	December 31,	December 31,	Estimated Useful Life in
	2010	2009	Years
Office equipment	$7,700	$--	3-5
Less: Accumulated depreciation	1,283	--

	$6,417	$--

Depreciation expense for the year ended December 31, 2010 and 2009 was $1,283 and $0, respectively.

NOTE 4-	STOCKHOLDERS’ EQUITY (DEFICIT)

On March 4, 2009, the Company issued 1,000 shares of common stock, at $0.01 par value to Andrew Maltin and David Swartz, the founders of the Company.

On October 1, 2009, the Company effectuated a forward stock split of common shares at a ratio of 7,300-for-1, retaining the current number of 7,500,000 authorized shares and the par value of $0.01 common stock.

On November 1, 2009, the Company through a private offering sold 101,500 common shares at $1.00 per share totaling $101,500 from four investors.

For the year ended December 31, 2010, the Company did not issue any shares of common stock.

The Company has not issued any warrants or stock options at this point.

NOTE 5-	SHAREHOLDER LOAN PAYABLE

Loan payable, represents advances received from shareholders and are non-interest bearing and due on demand, and was repaid in 2011.

NOTE 6 -	RELATED PARTY TRANSACTIONS

The Company rents its offices from a company owned by the CEO and his wife.

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company moved and subleased its office space under a new lease agreement effective January 1, 2011. The lease expires November 30, 2015.

Future minimum lease payments going forward from 2011 through 2015 are as follows:

2011	$69,000
2012	78,480
2013	82,080
2014	85,860
2015	80,355
Total	$395,775

Rent expense was $25,180 for the year ended December 31, 2010 and $5,250 for the period March 4, 2009 (Inception) through December 31, 2009, respectively.

NOTE 8-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

MEDL MOBILE, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

NOTE 8-	FAIR VALUE MEASUREMENTS (CONTINUED)

	Level 1	Level 2	Level 3	Total

Cash	$ 40,682	-	-	$ 40,682

Total assets	$ 40,682	-	-	$ 40,682

Shareholder loans	$ 40,534	-		$ 40,534

Total liabilities	$ 40,534	-	-	$ 40,534

NOTE 9-	SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring subsequent to December 31, 2010 as of June 21, 2011, which is the date the financial statements were available to be issued.  Subsequent events occurring after June 21, 2011 have not been evaluated by management.  No material events have occurred since December 31, 2010 that require recognition or disclosure in the financial statements, except as follows:

On April 7, 2011, the Company entered into a binding letter of intent with an unrelated investor which provided for the Company to enter into a reverse merger with a public company (“Pubco”). The investor agreed to provide $300,000 in the form of secured notes and provide up to $2,200,000 of financing in a capital raising transaction through the sale of common stock of Pubco (the “Private Placement”).  On April 20, 2011, the Company issued the notes.  The notes will be due on the earlier to occur of a closing of a reverse merger or October 20, 2011 and, notwithstanding the maturity date, the principal amount shall automatically exchange into the equity securities of the Private Placement at the same price per share as the Private Placement of $0.25 per share.